UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 26, 2024
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Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   713-350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On September 26, 2024, Main Street Capital Corporation (“Main Street”), through its wholly owned subsidiary MSCC Funding I, LLC (“MSCC Funding”), entered into that certain Second Amendment (the “Amendment”) to the Revolving Credit and Security Agreement dated as of November 22, 2022 (as amended, supplemented and restated prior to the Amendment, the “Credit Amendment” and, as amended by the Amendment, the “SPV Facility”), among MSCC Funding, as borrower, the lenders from time to time party thereto, Main Street, as collateral manager, Truist Bank (“Truist”), acting as administrative agent and swingline lender, Citibank, N.A., acting as collateral agent, document custodian and custodian, and Virtus Group, L.P., as collateral administrator.
The Amendment amended the Credit Agreement as follows: (i) increased the total commitments from $430.0 million to $600.0 million, (ii) increased the accordion feature providing MSCC Funding with the right to request increases in commitments under the facility, subject to the satisfaction of various conditions, from new and existing lenders on the same terms and conditions as the existing commitments to up to a total of $800.0 million, (iii) extended the revolving period from November 2025 to September 2027, (iv) extended the final maturity date from November 2027 to September 2029, (v) decreased the interest rate to one-month term SOFR plus an applicable margin of (a) 2.35% during the revolving period (from 2.50% plus a 0.10% credit spread adjustment, or 2.60% in total), (b) 2.475% for the first year following the end of the revolving period (from 2.625%) and (c) 2.60% for the second year following the end of the revolving period (from 2.75%), and (vi) other changes as described in the Amendment.
Affiliates of Truist and certain other lenders under the SPV Facility from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for Main Street.
The above summary is not complete and is qualified in its entirety to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 is incorporated by reference herein.
Item 8.01.     Other Events.
On October 1, 2024, Main Street issued a press release related to the Amendment. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

10.1
Second Amendment, dated as of September 26, 2024, to Credit Agreement by and among MSCC Funding I, LLC, as the borrower, Main Street Capital Corporation, as the collateral manager, the lenders from time to time party thereto, Truist Bank, as administrative agent and swingline lender, Citibank, N.A., as collateral agent, document custodian and custodian, and Virtus Group, L.P., as collateral administrator

99.1	Press Release dated October 1, 2024
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: October 1, 2024	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel